AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 2003

                                                      Registration No. 333-87508

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          WEBSTER FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                         -------------------------------
                         (State or other jurisdiction of
                         incorporation or organization)

                                   06-1187536
                      ------------------------------------
                      (IRS employer identification number)

                                  WEBSTER PLAZA
                          WATERBURY, CONNECTICUT 06702
                                 (203) 578-2476
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                            ------------------------

    WEBSTER FINANCIAL CORPORATION AMENDED AND RESTATED 1992 STOCK OPTION PLAN
    -------------------------------------------------------------------------
                            (Full Title of the Plan)

                              ---------------------

                                William J. Healy
                          Webster Financial Corporation
                                  Webster Plaza
                          Waterbury, Connecticut 06702
                                 (203) 578-2476
            ---------------------------------------------------------
            (Name, address and telephone number of Agent for Service)

                                    Copy to:
                              Stuart G. Stein, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-8575

                             -----------------------

                         CALCULATION OF REGISTRATION FEE



---------------------------------------------------------------------------------------------------------------------
                                               AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES             TO BE           OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION
          TO BE REGISTERED                   REGISTERED          PER SHARE               PRICE              FEE
---------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01 per share       2,200,000 (1)           $38.03(2)         $83,666,000(2)      $6,768.57
---------------------------------------------------------------------------------------------------------------------



(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended based on the average of the high and low price on July 22, 2003.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,200,000 shares of Webster Financial Corporation common stock, par value $.01 per share to be issued pursuant to the Webster Financial Corporation Amended and Restated 1992 Stock Option Plan (the "1992 Plan"). The Board of Directors of Webster, on February 26, 2003 and March 30, 2003 voted to amend the 1992 Plan, subject to shareholder approval, to increase the number of shares to be issued under the 1992 Plan and to extend the term of the 1992 Plan. These actions were approved by the shareholders of Webster Financial Corporation on April 24, 2003.

                  Webster Financial Corporation filed a Registration Statement on Form S-8 (File No. 333-48548) with the Securities and Exchange Commission on October 25, 2000, pursuant to which it registered 2,961,000 shares of Webster common stock, par value $.01 per share, reserved for issuance under the Webster Financial Corporation 1992 Stock Option Plan. The contents of the registration statement are incorporated herein by reference.

                  Subsequently, the Board of Directors of Webster, on April 23, 2001 voted to amend and restate the 1992 Stock Option Plan in its entirety and authorized an increase in the number of shares to be issued under the Amended and Restated 1992 Stock Option Plan. These actions were approved by the shareholders of Webster on April 26, 2001. In connection therewith, Webster filed a Registration Statement on Form S-8 (File No. 333-87508) on August 8, 2001, pursuant to which it registered an additional 1,500,000 shares of common stock, par value $.01 per share, reserved for issuance under the Amended and Restated 1992 Stock Option Plan. The contents of the registration statement are incorporated herein by reference.

                                     PART II

ITEM 8.                    EXHIBITS.

   Exhibit
     No.                            Exhibit
     ---                            -------

     4.1 Amended and Restated 1992 Stock Option Plan (incorporated herein by reference to Exhibit 99.2 of the Company's Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the "SEC") on August 8, 2001).

     4.2        Amendment Number 1 to the Amended and Restated 1992 Stock Option
                Plan

     4.3        Amendment Number 2 to the Amended and Restated 1992 Stock Option
                Plan

      5 Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder, including the consent of Hogan & Hartson L.L.P.

     23.1       Consent of KPMG LLP.

     23.2       Consent of Hogan & Hartson L .L.P. (included in Exhibit 5)

      24 Power of Attorney (included on signature page of the Registration Statement on Form S-8 (Registration No. 333-48548) filed with the SEC on October 25, 2000).

                                   SIGNATURES

                  Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waterbury state of Connecticut, on this 23rd day of July, 2003.

                                     WEBSTER FINANCIAL CORPORATION


                                     By:  /s/ James C. Smith
                                         ---------------------------------------
                                         James C. Smith
                                         Chairman and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Signature                                        Title
---------                                        -----
/s/ James C. Smith             Chairman and Chief Executive Officer and Director
--------------------------     (Principal Executive Officer)
James C. Smith



/s/ William J. Healy           Executive Vice President and Chief Financial Officer
--------------------------     (Principal Financial Officer and Principal Accounting Officer)
William J. Healy



* /s/ Joel S. Becker                             Director
--------------------------
Joel S. Becker



/s/ William T. Bromage                           Director
--------------------------
William T. Bromage



* /s/ George T. Carpenter                        Director
--------------------------

George T. Carpenter


*/s/ John J. Crawford                            Director
--------------------------
John J. Crawford


* /s Robert A. Finkenzeller                      Director
--------------------------
Robert A. Finkenzeller



                                                 Director
--------------------------
Roger A. Gelfenbien



*/s/ C. Michael Jacobi                           Director
--------------------------
C. Michael Jacobi



* /s/ Michael G. Morris                          Director
--------------------------
Michael G. Morris



*By Power of Attorney

/s/ Harriet Munrett Wolfe
--------------------------
Harriet Munrett Wolfe

                                  EXHIBIT INDEX

   Exhibit
     No.                               Exhibit
     ---                               -------

     4.1 Amended and Restated 1992 Stock Option Plan (incorporated herein by reference to Exhibit 99.2 of the Company's Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the "SEC") on August 8, 2001).

     4.2        Amendment Number 1 to the Amended and Restated 1992 Stock Option
                Plan

     4.3        Amendment Number 2 to the Amended and Restated 1992 Stock Option
                Plan

      5 Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder, including the consent of Hogan & Hartson L.L.P.

     23.1       Consent of KPMG LLP.

     23.2       Consent of Hogan & Hartson L .L.P. (included in Exhibit 5)

      24 Power of Attorney (included on signature page of the Registration Statement on Form S-8 (Registration No. 333-48548) filed with the SEC on October 25, 2000).